                                                                       EXHIBIT 6

                                   [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9995
21 July 2003

Sir,

Sub: Sending Certificates of Practising Company Secretary regarding Paid-up Capital and Listing Agreement requirement

     In accordance with SEBI regulations, please find sent herewith the following:

     a) Certificate from Practising Company Secretary regarding total paid-up capital of VSNL and

     b) Certificate from Practising Company Secretary regarding transfer of shares.

Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

     1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

     2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

     3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

     4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

     5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

     6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

     7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

     8. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.: +1 2126565071

     9.   Mr. Mr. Pavithra Kumar, Sr. Mgr(FA),for SEC filing requirements, Fax
          1195

T. R. VAIDYANATHAN & CO.                                      12, "UDAYARAJ"
Company Secretaries                                           Shree Nagar
T. R. VAIDYANATHAN.                                           Goregaon West
F.C.S, A.C.I.S (London)                                       Mumbai - 400 062.
COMPANY SECRETARY                                             Tel: 28741386
E-Mail: trvco@rediffmail.com                                  Pager: 9624-242229
--------------------------------------------------------------------------------

The Board of Directors
Videsh Sanchar Nigam Limited
Fort
Mumbai - 400 001.
                                  Certificate.

Company Registration No    :       11-39266
Authorised Capital         :       3,00,00,00,000/- (Rs. Three hundred crores)
ISIN                       :       INE51A01013

I/We have examined the Register of Members, beneficiary details furnished by the Depositories and other records/documents maintained BY VIDESH SANCHAR NIGAM LIMITED (hereinafter referred to as "The Company") and its Registrars and Transfer Agents M/S. SHAREPRO SERVICES for issuing this certificate, in accordance with circular D&CC/FITTC/CIR-16 2002 dated December 31, 2002 issued by the Securities and Exchange Board of India.

In my /our opinion and to the best of my/our information and according to the explanations given to me/us and based on such verification as considered necessary, I/We hereby certify, in respect of the quarter ended 30TH JUNE 2003 that:

(a) The aggregate number of shares of the Company held in NSDL,CDSL and in physical form as on 30.06.2003 (quarter end) tally with the total number of issued/paid - upcapital as on 30.06.2003 (quarter end) as per details given in TABLE A below:

                                    TABLE - A
                                                              (Number of Shares)

                                   AT THE BEGINNING           AT THE END
                                    OF THE QUARTER          OF THE QUARTER
--------------------------------------------------------------------------
(i) ISSUED CAPITAL                   28,50,00,000             28,50,00,000
--------------------------------------------------------------------------
(II) PAID UP CAPITAL                 28,50,00,000             28,50,00,000
--------------------------------------------------------------------------
          (a)  NSDL                   8,03,91,782              5,04,19,447
--------------------------------------------------------------------------
          (b)  CDSL                  20,40,17,998             23,40,14,606
--------------------------------------------------------------------------
          (c)  PHYSICAL                  5,90,220                 5,65,947
--------------------------------------------------------------------------
TOTAL (a+b+c)                        28,50,00,000             28,50,00,000
--------------------------------------------------------------------------

(b) The Company has obtained approval for listing of issued/paid up share capital, as stated in table A above, from all the Stock Exchange(s), Mumbai where the Securities of the Company are Listed.

(c) The details of Changes in Share Capital during the quarter ended 30.06.2003 are as per Table B below:

                                    TABLE B.

                                                                                     (Number of Shares)
                                                                                  -------------------------
                                                             Listed/delisted on   Admitted by   Admitted by
 SL.NO              Particulars              No. of Shares     Stock Exchange         NSDL         CDSL
--------- -------------------------------  ----------------  -------------------  ------------  -----------
                    Increase -
-----------------------------------------------------------------------------------------------------------
1         Right Issue
-----------------------------------------------------------------------------------------------------------
2         Bonus Issue
-----------------------------------------------------------------------------------------------------------
3         Preferential Issue
-----------------------------------------------------------------------------------------------------------
4         Initial Public Offer
-----------------------------------------------------------------------------------------------------------
5         Re-issue of Forfeited Shares
-----------------------------------------------------------------------------------------------------------
6         Employee Stock Option exercised
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                    Decrease -
-----------------------------------------------------------------------------------------------------------
7         Buy-back
-----------------------------------------------------------------------------------------------------------
8         Capital Reduction
-----------------------------------------------------------------------------------------------------------
9         Forfeiture
-----------------------------------------------------------------------------------------------------------
10        Amalgamation/Scheme of
          Arrangement
-----------------------------------------------------------------------------------------------------------
11        Any other (to Specify)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
          Net Increase/Decrease
-----------------------------------------------------------------------------------------------------------

(d)  That the Register of Members is Updated:

(e) The dematerialisation requests received during the quarter, have been confirmed within 21 days from the date of request, except requests for NIL shares which have been issued beyond 21 days for reason given below:

                                                                            Reason for
Date of Demat                                                               Delay/Non-dematerialisation
Request               Date of Release      Number of Shares  Delay in Days  within 21 Days.
--------------------- -------------------- ----------------- -------------- ---------------------------
(a)                   (b)                  (C)               (d)=(b)-(a)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                NOT APPLICABLE.
-------------------------------------------------------------------------------------------------------

Cases of pending (not released on date of this certificate) demat requests beyond 21 days. NIL

                                                                            Reason for
Date of Demat                                                               Delay/Non-dematerialisation
Request               Date of Release      Number of Shares  Delay in Days  within 21 Days.
--------------------- -------------------- ----------------- -------------- ---------------------------
(a)                   (b)                  (C)               (d)=(b)-(a)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                 NOT APPLICABLE
-------------------------------------------------------------------------------------------------------


                                                    For T. R. VAIDYANATHAN & CO.




                                                            (T. R. VAIDYANATHAN)
                                                              COMPANY SECRETARY.


Place:   Mumbai                                         FCS No 254  COP No. 2718

Date:    11.07.2003

--------------------------------------------------------------------------------

Company Secretaries.                                        Shree Nagar,
T.R.Vaidyanathan.                                           Goregaon (W)
F.C.S, A.C.I.S.(London).                                    Mumbai - 400 062
COMPANY SECRETARY.                                          Tel No.: 8741386.
E-mail: trvco@rediffmail.com                                Pager No.9624-242229
--------------------------------------------------------------------------------

                          TO WHOMSOEVER IT MAY CONCERN


I have examined the relevant records, correspondence and information maintained in the electronic mode by VIDESH SANCHAR NIGAM LTD in respect of the transfer deeds received for registration during the quarter ended 30th June, 2003, details whereof are given in Annexure 1 hereto, and certify that:

The Company has followed the necessary procedure for effecting the transfer of shares covered by the transfer deeds lodged during the aforesaid period.

The Company has accordingly amended the Register of Members maintained by it and the shares comprised in the aforementioned transfer deed has been registered in the names of the respective transferees.

The Company has adequate procedures to deal with dematerialisation requests and has satisfied itself that the transferee and the person requesting dematerialisation are one and the same by verifying the signature of the person requesting for dematerialisation with that of the transferee maintained by it and before confirming the dematerialisation has amended the Register of Members in National Securities Depository Limited as the holder of dematerialized Shares.

The Company has defaced and cancelled all the certificates covering the share dematerialized and The Company has adequate systems to ensure that the respective investors do not lose their corporate benefits on account of the transfer entries made in favour of the aforementioned Depository.

                                                      For T.R.Vaidyanathan & Co.


Place :  Mumbai
Date  : 14/07/2003                                    T.R.Vaidyanathan.
                                                      (Company Secretary)
                                                      CP Number: 2718

                                   ANNEXURE 1

                            VIDESH SANCHAR NIGAM LTD

Details of Shares transferred and dematted during the quarter ended 30th June, 2003.

Number Of Transfer Deeds Received                                           21
------------------------------------------------------------------------------
Number Of Transfers Approved                                                21
------------------------------------------------------------------------------
Number Of Shares Involved                                                  938
------------------------------------------------------------------------------
Number Of Option Letters Sent to Transferees                                19
------------------------------------------------------------------------------
Number of Demat Requests Received From The Transferees                       2
------------------------------------------------------------------------------
Number Of Shares Involved                                                   48
------------------------------------------------------------------------------



                                                      For T.R.Vaidyanathan & Co.



Place :  Mumbai
Date  : 14/07/2003                                    T.R.Vaidyanathan.
                                                      (Company Secretary)
                                                      CP Number: 2718